Appendix A

Fund                                                                 Annual Fee

The 59 Wall Street Inflation-Indexed Securities Fund                    0.25%

The 59 Wall Street U.S. Equity Fund                                     0.25%

The 59 Wall Street Small Company Fund                                   0.25%

The 59 Wall Street European Equity Fund                                 0.25%

The 59 Wall Street Pacific Basin Equity Fund                            0.25%

The 59 Wall Street International Equity Fund1                           0.25%

The 59 Wall Street Tax-Efficient U.S. Equity Fund2                      0.25%

The 59 Wall Street Opportunities Fund3                                  0.25%



WS5182C

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1Added August 23, 1994.
2Added August 11, 1998.
3Added August 10, 1999.